Exhibit 10.1
INDEMNIFICATION AGREEMENT
     INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of January [     ], 2008, between MATRIA HEALTHCARE, INC., a Delaware corporation (the “Company”), and [                    ], a member of the Board of Directors of the Company (“Indemnitee”).
W I T N E S S E T H:
     WHEREAS, the Company is contemplating entering into an Agreement and Plan of Merger with [                    ] (the “Acquiror”) whereby the Acquiror shall acquire all of the issued and outstanding capital stock of the Company at a price of $[     ] per share (the “Acquisition”);
     WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies in today’s environment;
     WHEREAS, the Company’s Certificate of Incorporation requires the Company to indemnify its directors as set forth therein and expressly authorizes the Company to enter into agreements with its directors for the purpose of providing for such indemnification, and the Indemnitee has agreed to serve as a director of the Company in part in reliance on such provisions;
     WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, the difficulty of finding adequate director and officer liability insurance coverage and the Indemnitee’s reliance on the aforesaid provisions in the Company’s Certificate of Incorporation, and, in part to provide the Indemnitee with specific contractual assurance that the protection promised by such provisions will be available to the Indemnitee (regardless of, among other things, the consummation of the Acquisition, any amendment to or revocation of such provisions of the Certificate of Incorporation, future financial difficulties of the Company, any change in the composition of the Company’s board of directors or the occurrence of any other acquisition transaction relating to the Company); and
     WHEREAS, the Company wishes to provide in this Agreement for the effective indemnification of and the advancing of expenses to the Indemnitee as set forth in this Agreement;
     NOW, THEREFORE, in consideration of the premises and of the Indemnitee agreeing to continue to serve as a member of the Company’s Board of Directors, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

          (a) Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.
          (b) Claim: means any threatened, asserted, pending or completed action, suit or proceeding, or appeal thereof, or any inquiry or investigation, whether instituted by the Company or any governmental agency or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.
          (c) Expenses: include attorneys’ fees and all other costs, charges, expenses and obligations (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in, or preparing to investigate, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.
          (d) Indemnifiable Amounts: means any and all Expenses, liabilities, losses, damages, judgments, fines, penalties, excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such

Expenses, judgments, fines, penalties, excise taxes (including ERISA excise taxes) or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event.
          (e) Indemnifiable Event: means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director and/or officer or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.
          (f) Independent Legal Counsel: means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3 hereof, who is experienced in matters of corporate law and who shall not have otherwise performed services for the Company, any affiliate of the Company, or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).
          (g) Reviewing Party: means any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.
          (h) Voting Securities: means any securities of the Company which vote generally in the election of directors.
     2. Basic Indemnification Arrangement; Advancement of Expenses.
          (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company agrees to indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Indemnifiable Amounts; provided that, no indemnification shall be made in respect of any Claim as to which Indemnitee has been adjudged to be liable to the Company by a court of competent jurisdiction (as to which all rights of appeal therefrom have been exhausted or lapsed) unless and only to the extent a court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses.
          (b) If so requested by Indemnitee, the Company shall advance (within five (5) business days of such request) any and all Expenses incurred by Indemnitee (an “Expense

Advance”). The Company shall, in accordance with such request (but without duplication), either (i) pay such Expenses on behalf of Indemnitee, or (ii) reimburse Indemnitee for such Expenses. Subject to the limitations contained in Sections 2(c) and (d) below, Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by the Reviewing Party or any other person, that the Indemnitee has satisfied any applicable standard of conduct for indemnification.
          (c) Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Company’s Board of Directors has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement.
          (d) As to each Claim or Indemnifiable Event, (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free. If there has not been a Change in Control, the Reviewing Party shall be selected by the Company’s Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party within thirty days after written demand is presented to the Company or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the States of Georgia or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.
     3. Change in Control. The Company agrees that if there is a Change in Control of the Company, then the Reviewing Party shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld). In a written opinion taking into account Sections 6, 7, and 8 hereof, such counsel shall determine, as to each Claim or Indemnifiable Event, whether and to what extent the Indemnitee would not be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees and disbursements of the Independent Legal Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
     4. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee subject to and in accordance with Section 2(b), which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any provision of the Company’s Certificate of Incorporation or Amended Bylaws now or hereafter in effect and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be.
     5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.
     6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the Reviewing Party or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled.

     7. Reliance as Safe Harbor. For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company in the course of their duties, or by committees of the Company’s Board of Directors, or by any other person (including legal counsel, accountants, consultants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.
     8. No Other Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.
     9. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation or Amended Bylaws or the Delaware General Corporation Law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate of Incorporation or Amended Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
     10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.
     11. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse,

heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
     12. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
     14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation or Amended Bylaws provision or otherwise) of the amounts otherwise indemnifiable hereunder.
     15. Defense of Claims. Within 20 business days of notice and provided that the Company agrees in writing that the Claim or Indemnifiable Event would be permitted under applicable law and Independent Legal Counsel has not rendered an opinion that the Claim or Indemnifiable Event is not permitted to be indemnified under applicable law, the Company shall be entitled to assume the defense of any Claim relating to an Indemnifiable Event, with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent; provided, however, that the consent of the Company is not required if the Company has assumed the defense and the counsel that is defending the Claim recommends that the Indemnitee settle the claim for a specified dollar amount. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold its or his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.
     16. Indemnitee’s Obligations. Indemnitee shall promptly advise the Company in writing of the institution of any Claim that is or may be subject to this Agreement and shall keep the Company generally informed of and consult with the Company with respect to, the status and defense of any such Claim; provided however, that the failure of Indemnitee to comply with the obligations set forth in this Section 16 shall not relieve the Company from any liability that it may have to Indemnitee under this Agreement.
     17. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors, administrators, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or director of the Company or of any other entity or enterprise at the Company’s request.
     18. Security. To the extent requested by Indemnitee and approved by the Company’s Board of Directors, the Company may at any time and from time to time provide security to Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.
     19. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.
     20. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.
     21. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(a)	If to Indemnitee, to him at:

(b)	If to the Company to: Matria Healthcare, Inc. Attention: General Counsel
or to any other address as may have been furnished in writing by the Company to Indemnitee or by the Indemnitee to the Company, as the case may be.
     22. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.
     23. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

     24. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.
     25. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements between the parties, whether written or oral, with respect to the subject matter hereof.
[Signatures on next page.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

MATRIA HEALTHCARE, INC.
By:

INDEMNITEE
By:

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